SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stationsplein 45

3013 AK Rotterdam

The Netherlands

(Address of Principal Executive Offices)

Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 8.01. Other Events.

On March 26, 2012, LyondellBasell Industries N.V. (the “Company”) entered into a purchase agreement under which the Company agreed to sell $2.0 billion aggregate principal amount of 5.000% senior notes due 2019 and $1.0 billion aggregate principal amount of 5.750% senior notes due 2024 to certain initial purchasers.

The Company expects the offering to close on or about April 9, 2012, subject to customary closing conditions. The Company intends to use the net proceeds from the offering of the notes, together with cash on hand, to finance the repurchase of any and all of Lyondell Chemical Company’s 8% Senior Notes due 2017 and any and all of Lyondell Chemical Company’s 11% Senior Notes due 2018, including through tender offers, and consent solicitations, and to pay fees and expenses related to the repurchase. All remaining proceeds from this offering not used to repurchase the 8% Senior Notes due 2017 and the 11% Senior Notes due 2018 will be used for general corporate purposes. The notes will be guaranteed on a senior basis by, subject to certain exceptions, each existing and future wholly owned U.S. subsidiary of the Company that is an issuer or co-issuer in respect of, or guarantees, any debt securities issued in the capital markets by the Company or any subsidiary.

The Company will sell the notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers will then sell the notes to (i) qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A or (ii) pursuant to Regulation S under the Securities Act. The Company will rely on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement.

The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration under the Securities Act or an applicable exemption from registration requirements. This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

On March 26, 2012, the Company issued a press release announcing that it had priced the notes. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: March 26, 2012	By:	/s/ Karyn F. Ovelmen
Karyn F. Ovelmen
Executive Vice President

Exhibit Index

Exhibit	Description

99.1	Press Release dated March 26, 2012